Exhibit 10.1

Name of Grantee:	Suresh Kumar
Grant Date:	July 9, 2019
Dollar Value of Award as of Grant Date:
Walmart Identification Number:

WALMART INC.
STOCK INCENTIVE PLAN OF 2015
RESTRICTED STOCK
NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD
This Restricted Stock Notification of Award and Terms and Conditions of Award (the “Agreement”), contains the terms and conditions of the Restricted Stock (as defined in the Walmart Inc. Stock Incentive Plan of 2015, as may be amended from time to time (the “Plan”)) granted to you by Walmart Inc., a Delaware corporation (“Walmart”), under the Plan.
All the terms and conditions of the Plan are incorporated into this Agreement by reference. All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.
BY SIGNING OR ELECTRONICALLY ACCEPTING THIS AGREEMENT, YOU HEREBY ACKNOWLEDGE, UNDERSTAND, AGREE TO, AND ACCEPT THE FOLLOWING:
1.Grant of Restricted Stock. Walmart has granted to you, effective on the Grant Date (as noted above), the right to receive a number of Shares to be determined by dividing: (i) the Dollar Value of Award (as indicated above) by (ii) the NYSE closing sales price for a Share on the Grant Date (as indicated above) and rounding to the nearest whole Share. Before the Shares vest and are delivered to you, they are subject to the Restrictions noted in Paragraph 4 below and shall be referred to in this Agreement as “Restricted Stock.”
2.Plan Governs. The Restricted Stock and this Agreement are subject to the terms and conditions of the Plan. You are accepting the Restricted Stock, acknowledging receipt of a copy of the Plan and the prospectus covering the Plan, and acknowledging that the Restricted Stock and your participation in the Plan are subject to all the terms and conditions of the Plan and of this Agreement. You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan upon any disputes or questions arising under the Plan.
3.Payment. You are not required to pay for the Restricted Stock or the Shares underlying the Restricted Stock granted to you pursuant to this Agreement.
4.Vesting of Restricted Stock and Delivery of Shares.
A.Restrictions; Vesting. Your Restricted Stock is conditioned upon and will vest fully and immediately upon the latter of: (i) the date you sign and return to Walmart a Post-Termination Agreement and Covenant Not to Compete Agreement in the form provided to you by Walmart; (ii) your date of hire with Walmart or, if different, the Walmart Affiliate that employs you (the “Employer”); and (iii) July 9, 2019. The date upon which these Restrictions lapse and your

Exhibit 10.1

Restricted Stock shall vest shall be referred to herein as the “Vesting Date” for purposes of this Agreement.

B.Delivery of Shares. Upon the vesting of your Restricted Stock, subject to Paragraph 7 below, you shall be entitled to receive a number of Shares equal to the number of Shares underlying the vested Restricted Stock, less any Shares withheld or sold to satisfy tax withholding obligations as set forth in Paragraph 7 below. The Shares shall be delivered to you as soon as administratively feasible, but in any event within 74 days of the Vesting Date. Such Shares will be deposited into an account in your name with a broker or other third party designated by Walmart. You will be responsible for all fees imposed by such designated broker or other third party designated by Walmart.

5.[Intentionally Omitted]

6.Repayment Condition. You acknowledge and agree that you shall, upon demand, return to Walmart the amount paid or distributed to you in settlement of this Restricted Stock award in the event that, on or before January 31, 2020 either: (i) you voluntarily terminate your Continuous Status as an Associate; or (ii) your Continuous Status as an Associate is terminated by Walmart as a result of a violation of Walmart’s Global Statement of Ethics. In the event of a repayment to Walmart pursuant to this Paragraph 6, the amount of such repayment to Walmart shall be determined in the same manner as set forth in Section 11.5(a) of the Plan.

7.Taxes and Tax Withholding.

A.You agree to consult with any tax advisors you think necessary in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on Walmart or any Affiliate for any tax advice. Please see Paragraph 7.F regarding Section 83(b) elections.

B.You acknowledge that, regardless of any action taken by Walmart or, if different, the Employer, the ultimate liability for all income tax, social insurance, pension, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by Walmart or the Employer. You further acknowledge that Walmart and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including, but not limited to, the grant, vesting or settlement of the Restricted Stock, and the subsequent sale of Shares acquired pursuant to such settlement; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that Walmart and/or the Employer (or your former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

C.Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to Walmart and the Employer to satisfy all Tax-Related Items. In this regard, you authorize Walmart and/or the Employer or their respective agents, at their sole discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by withholding of Shares to be issued upon settlement of the vested Restricted Stock. In the event that such withholding in Shares is problematic under applicable tax or securities

Exhibit 10.1

law or has materially adverse accounting consequences, by your acceptance of the Restricted Stock and this Agreement, you authorize and direct: (a) Walmart and any broker or other third party designated by Walmart to sell on your behalf a whole number of Shares corresponding to the vested Restricted Stock that Walmart or the Employer determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items; and (b) Walmart and/or the Employer, or their respective agents, at their sole discretion, to satisfy the Tax-Related Items by any other method of withholding, including through withholding from your wages or other cash compensation paid to you by Walmart or any Affiliate.

D.Depending on the withholding method, Walmart or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. Further, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock, notwithstanding that a number of the Shares are withheld solely for the purpose of paying the Tax-Related Items. In the event that any excess amounts are withheld to satisfy the obligation for Tax-Related Items, you may be entitled to receive a refund of any over-withheld amount in the form of cash and will have no entitlement to the Share equivalent.

E.Finally, you agree to pay to Walmart or the Employer any amount of Tax-Related Items that Walmart or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. Walmart may refuse to deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

F.By accepting this Agreement, you agree not to make a Code Section 83(b) election with respect to this award of Restricted Stock.

G.You acknowledge and agree that, for purposes of calculating applicable withholding taxes upon the Vesting Date, Walmart may apply the closing sales price for a Share on the NYSE either on the Vesting Date or the last NYSE trading day immediately preceding the Vesting Date.

8.Nature of Plan Award. You further acknowledge, understand and agree that:
A.the Plan is established voluntarily by Walmart and is discretionary in nature;

B.the grant of Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock or other awards, or benefits in lieu of Restricted Stock, even if restricted stock has been granted in the past;

C.all decisions with respect to future grants of Restricted Stock or other awards, if any, will be at the sole discretion of the Committee;

D.neither this Agreement nor the Plan creates any contract of employment with any entity involved in the management or administration of the Plan or this Agreement, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of Walmart or the Employer, if different, to terminate your Continuous Status at any time, nor confer upon you the right to continue in the employ of Walmart or any Affiliate;

Exhibit 10.1

E.the Restricted Stock and the Shares underlying the Restricted Stock, and the income and value of same, are not intended to replace any pension rights or compensation;

F.the Restricted Stock and the Shares underlying the Restricted Stock, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; and

G.the future value of the Shares underlying the Restricted Stock is unknown, indeterminable and cannot be predicted with certainty.

9.No Advice Regarding Award. Walmart and/or its Affiliates are not providing any tax, legal or financial advice, nor are Walmart or any Affiliate making any recommendation regarding your participation in the Plan or the Shares acquired upon vesting. You are advised to consult with your personal tax, legal, and financial advisors regarding the decision to participate in the Plan and before taking any action related to the Plan.
10.Data Privacy. You hereby explicitly and unambiguously acknowledge that your personal data will be collected, used and transferred, in electronic or other form, as described in this Agreement and any other grant materials by and among, as applicable, Walmart and any Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that Walmart and its Affiliates may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, email address, date of birth, social insurance identification number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in Walmart or an Affiliate, details of all Restricted Stock or any other awards granted, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. You understand that Data may be transferred to Merrill Lynch, Pierce, Fenner & Smith and its affiliates or such other stock plan service provider as may be selected by Walmart in the future, which is assisting Walmart in the implementation, administration and management of the Plan. You acknowledge that you understand that the recipients of the Data may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You acknowledge and understand that you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize Walmart, Merrill Lynch, Pierce, Fenner & Smith and any other possible recipients which may assist Walmart (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan, including any requisite transfer of Data as may be required to Walmart’s designated broker or other third party. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your Continuous Status with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that Walmart would

Exhibit 10.1

not be able to grant Restricted Stock or other Plan Awards to you or administer or maintain such Plan Awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative. Finally, you acknowledge that no other agreements or consent shall be required to be given to Walmart and/or the Employer for the legitimate purposes of administering your participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and acknowledge that you will not be able to participate in the Plan if you later communicate any limitation on this acknowledgment to Walmart and/or the Employer.
11.Other Provisions.
A.Determinations regarding this Agreement (including, but not limited to, whether an event has occurred resulting in the forfeiture of or accelerated vesting of the Restricted Stock) shall be made by the Committee in its sole and exclusive discretion and in accordance with this Agreement and the Plan, and all determinations of the Committee shall be final and conclusive and binding on you and your successors and heirs.

B.The Committee will administer the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among recipients and eligible Associates, whether or not such persons are similarly situated.

C.This Agreement shall be construed under the laws of the State of Delaware, without regard to its conflict of law provisions.

D.The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

E.Walmart may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by Walmart or a third party designated by Walmart.

F.Walmart reserves the right to impose other requirements on your participation in the Plan, on your Plan Award, and the Shares underlying the Restricted Stock, to the extent Walmart determines it is necessary or advisable for legal or administrative reasons and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

G.You acknowledge that a waiver by Walmart or an Affiliate of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provisions of the Plan or this Agreement, or of any subsequent breach by you or any other Associate.

H.You understand that, depending on your or your broker’s country or the country in which the Shares are listed, you may be subject to insider trading and/or market abuse laws which may affect your ability to accept, acquire, sell, or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares under the Plan during such times you are considered to have “inside information” (as defined in the laws in the applicable jurisdictions). Local insider trading

Exhibit 10.1

laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed insider information. Furthermore, you could be prohibited from (i) disclosing inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. The restrictions applicable under these laws may be the same or different from Walmart’s insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and any applicable Walmart insider trading policy, and are advised to speak to your personal legal advisor on this matter.

I.You understand that you may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of Shares or cash (including dividends and the proceeds arising from the sale of Shares) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws of your country may require that you report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You acknowledge that you are responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements, and you are advised to consult your personal legal advisor on this matter.

J.Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, Walmart shall not be required to deliver any Shares issuable upon vesting of the Restricted Stock prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Walmart shall, in its absolute discretion, deem necessary or advisable. You understand that Walmart is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Walmart may, without liability for its good faith actions, place legend restrictions upon Shares underlying your vested Restricted Stock and issue “stop transfer” instructions requiring compliance with applicable U.S. or other securities laws and the terms of the Agreement and Plan. Further, you agree that Walmart shall have unilateral authority to amend the Plan and the Agreement without your consent to the extent necessary to comply with securities or other laws, rules or regulations applicable to issuance of Shares.